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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-44805, No. 33-72504 and 33-80637) of Trimark Holdings, Inc. of our report dated September 24, 1998 appearing on page 38 of this Form 10-K


PricewaterhouseCoopers LLP
Century City, California
September 24, 1998